                                                                    EXHIBIT 4.2














                    SECOND AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP




                                      OF





                      INNKEEPERS USA LIMITED PARTNERSHIP


                                                        TABLE OF CONTENTS

ARTICLE I

DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II

PARTNERSHIP CONTINUATION AND IDENTIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.01    Continuation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.02    Name, Office and Registered Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.03    Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.04    Term and Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.05    Filing of Certificate and Perfection of Limited Partnership  . . . . . . . . . . . . . . . . . . . .  13
         2.06    Certificates Describing Preferred Partnership
                 Units . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE III

BUSINESS OF THE PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.01    Purposes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.02    Prohibited Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.03    Maintenance of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.01    Capital Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.02    Additional Capital Contributions and Issuances of
                 Additional Partnership Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.03    General Partner Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.04    Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.05    Percentage Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.06    No Interest on Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.07    Return of Capital Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.08    No Third Party Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE V

ALLOCATIONS; DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.01    Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.02    Distribution of Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.03    REIT Distribution Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.04    No Right to Distributions in Kind  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.05    Limitations on Return of Capital Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.06    Distributions Upon Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.07    Substantial Economic Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


ARTICLE VI

RIGHTS, OBLIGATIONS AND
POWERS OF THE GENERAL PARTNER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.01    Management of the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.02    Pledge of General Partnership Units to Lender. . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.03    Delegation of Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.04    Indemnification and Exculpation of Indemnitees . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.05    Liability of the General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.06    Expenditures by the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.07    Outside Activities Redemption/Tender Offer of REIT
                 Shares  . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.08    Employment or Retention of Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.09    General Partner Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE VII

CHANGES IN GENERAL PARTNER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.01    Transfer of General Partnership Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.02    Admission of a Substitute or Successor General . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.03    Effect of Bankruptcy, Withdrawal, Death or
                 Dissolution of a General Partner  . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE VIII

RIGHTS AND OBLIGATIONS
OF THE LIMITED PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.01    Management of the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.02    Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.03    Limitation on Liability of Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.04    Ownership by Limited Partner of Corporate General
                 Partner or Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.05    Redemption Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.06    Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.07    Class B Conversion Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.08    Automatic Conversion of Preferred Partnership Units  . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE IX

TRANSFERS OF LIMITED PARTNERSHIP UNITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.01    Purchase for Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.02    Restrictions on Transfer of Limited Partnership
                 Units . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.03    Admission of Substitute Limited Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.04    Rights of Assignees of Partnership Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         9.05    Effect of Bankruptcy, Death, Incompetence or
                 Termination of a Limited Partner  . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . .  55
         9.06    Joint Ownership of Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56


ARTICLE X

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.01   Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.02   Custody of Partnership Funds; Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.03   Fiscal and Taxable Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.04   Annual Tax Information and Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.05   Tax Matters Partner; Tax Elections; Special
                 Basis Adjustments  . . . . . . . . . . . . . . . . . . .  . . . . . .  . . . . . . . . . . . . . . .  57
         10.06   Reports to Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE XI

AMENDMENT OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE XII

GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         12.01   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         12.02   Survival of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         12.03   Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.04   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.05   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.06   Pronouns and Plurals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.07   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.08   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.09   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.10   Company is not a Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

EXHIBITS

EXHIBIT A - Partners, Capital Contributions and Percentage Interests

EXHIBIT B - Notice of Exercise of Redemption Right

                     SECOND AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP

                                       OF

                       INNKEEPERS USA LIMITED PARTNERSHIP

                                    RECITALS

         Innkeepers USA Limited Partnership (the "Partnership") was formed as a limited partnership under the laws of the Commonwealth of Virginia by a Certificate of Limited Partnership filed with the Secretary of State of the Commonwealth of Virginia on May 23, 1994, as amended by an Amended Certificate of Limited Partnership filed on July 8, 1994. The Partnership originally was governed by an Agreement of Limited Partnership dated May 23, 1994 (the "Original Agreement") among Innkeepers USA Trust, a Maryland real estate investment trust (the "Company"), as general partner, and Jeffrey H. Fisher and Frederic Shaw, as limited partners.

         The Original Agreement was amended and restated on September 30, 1994 (the "First Amended Agreement") to admit Additional Limited Partners to the Partnership. The First Amended Agreement was amended on March 22, 1995 (the "First Amendment to the First Amended Agreement") to (i) admit Innkeepers Financial Corporation, a Virginia corporation (in its capacity as the general partner of the Partnership, the "General Partner"), as the general partner and a limited partner of the Partnership, (ii) provide for the withdrawal of the Company as the general partner and a limited partner of the Partnership, and
(iii) amend and add provisions required to facilitate a financing secured by Partnership assets.

         The General Partner, for itself and on behalf of the limited partners (the "Class A Limited Partners"), desires to (i) admit Additional Limited Partners (the "Class B Limited Partners") to the Partnership, (ii) issue preferred limited partnership units to the Class B Limited Partners, and (iii) restate the First Amended Agreement, as modified by the First Amendment to the First Amended Agreement, in its entirety.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the First Amended Agreement, as modified by the First Amendment to the First Amended Agreement, to read in its entirety as follows:

                                   ARTICLE I

                                 DEFINED TERMS

         The following defined terms used in this Agreement shall have the meanings specified below:

         "ACT" means the Virginia Revised Uniform Limited Partnership Act, as it may be amended from time to time.

         "ADDITIONAL LIMITED PARTNER" means a Person admitted to this Partnership as a Limited Partner pursuant to Section 4.02 hereof.

         "ADMINISTRATIVE EXPENSES" means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) all administrative costs and expenses of the General Partner and the Company, including any salaries or other payments to Trustees, directors, officers and/or employees of the General Partner and the Company, and any accounting and legal expenses of the General Partner and the Company, which expenses, the Partners have agreed, are expenses of the Partnership and not of the General Partner or the Company, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative and operating costs and expenses incurred by the Company that are attributable to Properties or partnership interests in Subsidiary Partnerships owned by the Company directly.

         "AFFILIATE" means (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that beneficially owns, directly or indirectly, 5% or more of the outstanding capital stock, shares or equity interests of such Person, or
(iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise Affiliates of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

         "AGREED VALUE" means the fair market value of a Partner's non-cash Capital Contribution as of the date such Capital Contribution was made, as agreed to by the Partners. For purposes of this Agreement, the Agreed Value of a Partner's non-cash Capital Contribution in exchange for Common Partnership Units shall be equal to the number of Common Partnership Units received by such Partner in exchange for non-cash property or an interest therein or in connection with the merger of the partnership of which such Person was a partner with and into the Partnership, multiplied by either
(i) the Public Offering Price, if the contribution was made at the time of the Initial Offering, or (ii) if the contribution was made after the Initial Offering, the "Market Price" on the date of the contribution calculated in accordance with the second and third sentences of the definition of "Cash Amount." The Agreed Value of a Partner's non-cash Capital Contribution in exchange for Preferred Partnership Units shall be as determined by the Partnership and such Partner. The names and addresses of the Partners, the number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions are set forth on Exhibit A attached hereto ("Exhibit A").

         "AGREEMENT" means this Second Amended and Restated Agreement of Limited Partnership of the Partnership.

         "CAPITAL ACCOUNT" has the meaning provided in Section 4.04 hereof.

         "CAPITAL CONTRIBUTION" means the total amount of capital initially contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Units held by such Partner. The paid-in Capital Contribution shall mean the Cash Amount or the Agreed Value of other assets actually contributed by each Partner to the capital of the Partnership.

         "CAPITAL TRANSACTION" means the refinancing, sale, exchange, condemnation, recovery of a damage award or insurance proceeds (other than business or rental interruption insurance proceeds not reinvested in the repair or reconstruction of Properties), or other disposition of any Property (or the Partnership's interest therein).

         "CARRYOVER TRANSFEREES" are those Persons who receive from a contributor of a Class B Hotel or a partner thereof, and at the relevant time retain, a carryover tax basis, in whole or in part, in either Preferred Partnership Units or Common Partnership Units into which the Preferred Partnership Units were converted.

         "CASH AMOUNT" means an amount of cash per Common Partnership Unit equal to the value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption. The value of the REIT Shares Amount shall be based on the average of the daily "Market Price" of REIT Shares for the ten consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or
(iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

         "CERTIFICATE" means any instrument or document that is required under the laws of the Commonwealth of Virginia, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the Commonwealth of Virginia or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the Commonwealth of Virginia or such other jurisdiction.

         "CLASS A LIMITED PARTNER" means any Person named as a Class A Limited Partner on Exhibit A, and any Person who becomes a Substitute or Additional Class A Limited Partner, in such Person's capacity as a Class A Limited Partner in the Partnership.

         CLASS B ADMISSION DATE" means the date on which a Class B Limited Partner is admitted to the Partnership.

         "CLASS B CONVERSION RIGHT" has the meaning provided in Section 8.07 hereof.

         "CLASS B HOTELS" means the following hotels contributed to the Partnership by the Class B Limited Partners: (1) Downtown Residence Inn, Denver, Colorado, (2) Residence Inn, East Lansing, Michigan, (3) Residence Inn, Kentwood, Michigan, (4) Residence Inn, Oakmead, California, (5) Residence Inn, San Mateo, California, (6) Residence Inn, Sunnyvale, California, and (7) Residence Inn East, Wichita, Kansas.

         "CLASS B LIMITED PARTNERS" means any Person named as a Class B Limited Partner on Exhibit A, and any Person who becomes a Substitute or Additional Class B Limited Partner, in such Person's capacity as a Class B Limited Partner in the Partnership.

         "CLASS B PREFERENCE VALUE PER UNIT" means, with respect to each Preferred Partnership Unit held by each Class B Limited Partner, the liquidation preference value of $11.00 per Preferred Partnership Unit.


         "CLASS B PREFERRED RETURN" means, on each Partnership Record Date during each of the ten years following the date of this Agreement, the greater of (i) an annualized amount equal to $1.10 per Preferred Partnership Unit or
(ii) the lesser of (A) the annualized amount per Common Partnership Unit paid to the holders of the Common Partnership Units on that Partnership Record Date, plus an annualized amount equal to $0.10 per Common Partnership Unit, or (B) an annualized amount equal to $1.155 per Preferred Partnership Unit. The Class B Preferred Return shall be cumulative and shall be prorated for any partial calendar year.

         "CLASS B REDEMPTION RIGHT" means the right of a Class B Limited Partner to redeem his Preferred Partnership Units in accordance with the terms and conditions of the Redemption and Registration Rights Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision of the Code as of the date hereof and any succeeding provision of the Code.

         "COMMISSION" means the U.S. Securities and Exchange Commission.

         "COMMON PARTNERSHIP UNIT" means a fractional, undivided share of the ownership interests in the Partnership issued hereunder to the General Partner and the Class A Limited Partners. The allocation of Common Partnership Units among the

General Partner and the Class A Limited Partners shall be as set forth on Exhibit A, as may be amended from time to time. Upon any redemption, issuance or transfer of Common Partnership Units, the General Partner shall prepare a schedule in the form of Exhibit A reflecting the names of the then-current Partners, their Common Percentage Interests or Preferred Percentage Interests, and the number of Common Partnership Units or Preferred Partnership Units owned by each Partner.

         "COMMON PERCENTAGE INTEREST" means the percentage ownership interest in the Common Partnership Units of each Partner that holds Common Partnership Units, as determined by dividing the number of Common Partnership Units held by such Partner by the total number of Common Partnership Units then outstanding.

         "COMPANY" means Innkeepers USA Trust, a Maryland real estate investment trust.

         "CONVERSION FACTOR" means one (1), provided that in the event that the Company (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         "DECLARATION OF TRUST" means the Amended and Restated Declaration of Trust of the Company filed with the Secretary of State of Maryland, as amended or restated from time to time.

         "DISSOLUTION EVENT" means an event specified in Sections
2.04(a)(i)-(iv).

         "DISTRIBUTION PERIOD" means the period between two consecutive Partnership Record Dates.

         "EVENT OF BANKRUPTCY" shall occur at such time as a Person: files a petition or otherwise initiates proceedings to be adjudicated insolvent or seeking an order for relief as a debtor under any chapter of the United States Bankruptcy Code, as amended (11 U.S.C. Section Section 101 et seq.); files any petition seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors; seeks the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Person or of all or any substantial part of the properties and assets of the Person; makes any general assignment for the benefit of creditors; admits in writing its inability to pay its debts generally as they become due; declares or effects a moratorium on its debt; takes any action in furtherance of any of the foregoing actions; or consents to or acquiesces in any of the foregoing actions.

         "FIRST CLASS B ADMISSION DATE" means the date on which the first Class B Limited Partner is admitted to the Partnership.

         "FUNDING LOAN" has the meaning provided in Section 4.03 hereof.

         "GENERAL PARTNER" means Innkeepers Financial Corporation, a Virginia corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

         "GENERAL PARTNERSHIP UNITS" means a fractional, undivided share of the ownership interest in the Partnership issued hereunder to the General Partner in its capacity as the general partner of the Partnership.

         "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of his status as the General Partner or a Trustee, director or officer of the Partnership, the Company, or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner, the Company, or the Partnership) as the General Partner or the Company may designate from time to time, in its sole and absolute discretion.

         "INDEPENDENT TRUSTEE" has the meaning given to that term in the Declaration of Trust.

         "INITIAL HOTELS" means the following hotels: (1) Hampton Inn - West Palm Beach, Florida, 1505 Belvedere Road, West Palm Beach, Florida 33406; (2) Hampton Inn - Naples, Florida, 3210 Tamiami Trail North, Naples, Florida 33940;
(3) Hampton Inn - Willow Grove (Philadelphia), Pennsylvania, 1500 Easton Road, Route 611, Willow Grove, Pennsylvania 19090; (4) Hampton Inn - Islandia (Long Island), New York, 1600 Veterans Memorial Highway, Islandia, New York 11722;
(5) Residence Inn - Binghamton, New York, 4610 Vestal Parkway, Vestal, New York 13850; (6) Hampton Inn - Albany/Latham, New York, 981 New Loudon Road, Cohoes, New

York 12047; (7) Sheraton Inn - Fort Lauderdale, Florida, 2440 Cypress Creek Road, Fort Lauderdale, Florida 33309.

         "INITIAL OFFERING" means the initial offering and sale by the Company and the purchase by the Underwriters (as defined in the Prospectus) of the common shares of the Company for sale to the public.

         "INSTRUMENTS" means mortgages, deeds of trust or deeds to secure debt on the Properties securing one or more notes payable to the Lender.

         "LENDER" means Nomura Asset Capital Corporation.

         "LIBOR" means the London Interbank Offered Rate.

         "LIMITED PARTNER" means any Person named as a Class A Limited Partner or a Class B Limited Partner on Exhibit A, and any Person who becomes a Substitute or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

         "LIMITED PARTNERSHIP UNIT" means a fractional, undivided share of the ownership interests in the Partnership issued hereunder to the Limited Partners.

         "LOAN DOCUMENTS" means the Instruments and any other related loan documents in favor of the Lender.

         "LOSS" has the meaning provided in Section 5.01(g) hereof.

         "MINIMUM PERCENTAGE INTEREST" means the lesser of (i) 1% or (ii) if the total Capital Contributions to the Partnership exceed $50 million, 1% divided by the ratio of the total Capital Contributions to the Partnership to $50 million; provided, however, that the Minimum Percentage Interest shall not be less than 0.2% at any time.

         "NOTICE OF REDEMPTION" means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto ("Exhibit B").

         "PARTNER" means any General Partner or Limited Partner.

         "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(i). A Partner's share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

         "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations
Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner's share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

         "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

         "PARTNERSHIP UNIT" means a Common Partnership Unit or a Preferred Partnership Unit.

         "PERSON" means any individual, partnership, corporation, joint venture, trust or other entity.

         "PERCENTAGE INTEREST" means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the number of Partnership Units owned by a Partner by the total number of Partnership Units then outstanding.

         "PREFERRED PARTNERSHIP UNIT" means a fractional, undivided share of the ownership interests in the Partnership issued hereunder to the Class B Limited Partners. The allocation of Preferred Partnership Units among the Partners shall be as set forth on Exhibit A, as may be amended from time to time. Upon any redemption, issuance or transfer of Preferred Partnership Units, the General Partner shall prepare a schedule in the form of Exhibit A reflecting the names of the then-current Partners, their Common Percentage Interests or Preferred Percentage Interests, and the number of Common Partnership Units or Preferred Partnership Units owned by each Partner.

         "PREFERRED PERCENTAGE INTEREST" means the percentage ownership interest in the Preferred Partnership Units of each Partner that holds Preferred Partnership Units, as determined by dividing the number of Preferred Partnership Units held by such Partner by the total number of Preferred Partnership Units then outstanding.

         "PROFIT" has the meaning provided in Section 5.01(g) hereof.

         "PROPERTY" or "PROPERTIES" means, as the case may be, any or all of the hotel properties or other investments in which the Partnership holds an ownership interest.

         "PROSPECTUS" means the final prospectus delivered to purchasers of the Company's common stock in the Initial Offering.

         "PUBLIC OFFERING PRICE" shall mean the initial public offering price set forth in the Prospectus.

         "REDEEMING PARTNER" has the meaning provided in Section 8.05(a) hereof.

         "REDEMPTION AMOUNT" means either the Cash Amount or the REIT Shares Amount, as selected by the General Partner in its sole discretion pursuant to
Section 8.05(c) hereof.

         "REDEMPTION AND REGISTRATION RIGHTS AGREEMENT" means the Redemption and Registration Rights Agreement among the Partnership, the Company and the Class B Limited Partners, dated ____________ __, 1996, which provides the holders of Preferred Partnership Units with certain redemption and registration rights.

         "REDEMPTION RIGHT" has the meaning provided in Section 8.05(a) hereof.

         "REGULATIONS" means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any succeeding provision of the Regulations.

         "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

         "REIT EXPENSES" means (i) costs and expenses relating to the formation and continuity of existence of the Company and any Subsidiaries thereof including the General Partner (which Subsidiaries shall, for purposes of this definition, be included within the definition of Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any Trustee, officer or employee of the Company, (ii) costs and expenses relating to the public offering and registration of securities by the Company and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by a regulatory body, including the Commission, and
(v) all other operating or administrative costs of the Company incurred in the ordinary course of its business, either directly or through Subsidiaries, including the General Partner, on behalf of the Partnership.

         "REIT SHARE" means a common share of the Company.

         "REIT SHARES AMOUNT" shall mean a number of REIT Shares equal to the product of the number of Common Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor; provided that in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights"), then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERVICE" means the Internal Revenue Service.

         "SPECIFIED REDEMPTION DATE" means the first business day of the month that is at least 10 business days after the receipt by the General Partner of the Notice of Redemption.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

         "SUBSIDIARY PARTNERSHIP" means Innkeepers Financing Limited Partnership, a Virginia limited partnership, Innkeepers Financing Partnership II, L.P., a Virginia limited partnership, or any other partnership a majority of the outstanding equity interests of which is owned, directly or indirectly, by the Company or the Partnership.

         "SUBSTITUTE LIMITED PARTNER" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.


                                   ARTICLE II

                  PARTNERSHIP CONTINUATION AND IDENTIFICATION

         2.01 CONTINUATION. The Partners hereby agree to continue the Partnership pursuant to the Act and upon the terms and conditions set forth in this Agreement.

         2.02 NAME, OFFICE AND REGISTERED AGENT. The name of the Partnership shall be Innkeepers USA Limited Partnership. The specified office and place of business of the Partnership shall be 306 Royal Poinciana Way, Palm Beach, Florida 33480. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership's registered agent is George C. Howell, III, Riverfront Plaza - East Tower, 951 E. Byrd St., Richmond, Virginia 23219. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

         2.03    PARTNERS.

                 (a)  The General Partner of the Partnership is Innkeepers
Financial Corporation, a Virginia corporation.   Its principal place of
business shall be the same as that of the Partnership. The Partnership Units that are owned by Innkeepers Financial Corporation from time to time shall be deemed held by it in its capacity as the General Partner, up to the number of Partnership Units required to give it a 1% Percentage Interest, and the balance of such Partnership Units shall be deemed Limited Partnership Units held by Innkeepers Financial Corporation in its capacity as a Class A Limited Partner.

                 (b) The Limited Partners shall be those Persons identified as Limited Partners on Exhibit A, as amended from time to time. The Class B Limited Partners hereby are admitted as Limited Partners.

         2.04    TERM AND DISSOLUTION.

                 (a) The term of the Partnership shall continue in full force and effect until December 31, 2050, except that, notwithstanding any other provision of this Agreement or applicable law, the Partnership shall be dissolved sooner upon the happening of any of the following Dissolution Events and, with respect to subparagraph 2.04(i), the General Partner shall cease to have any authority to act on behalf of, or any management powers with respect to, the Partnership, including without limitation the power to file a bankruptcy petition on behalf of the Partnership, immediately upon the occurrence of such event:

                          (i) The occurrence of an Event of Bankruptcy as to a General Partner or the retirement, expulsion, resignation, removal, dissolution, death, insanity, or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof;

                          (ii) The passage of 90 days after the sale or other disposition of all or substantially all the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);

                          (iii) The redemption of all Limited Partnership Units (other than any of such units held by the General Partner); or

                          (iv) The election by the General Partner that the Partnership should be dissolved.

                 (b) Upon dissolution of the Partnership, the Partnership shall not liquidate the Properties, except as expressly permitted by the Instruments, without the consent of the Lender, which may continue to exercise all of its rights under the Instruments and the other Loan Documents and shall have the complete and independent ability to retain the Properties until all related debt has been paid in full or otherwise completely discharged. After all the debt on the Properties has been paid in full or completely discharged, the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the certificate and, in accordance with
Section 5.06 hereof, either liquidate the Partnership's assets and apply and distribute the proceeds thereof or distribute the Partnership's assets.

         2.05 FILING OF CERTIFICATE AND PERFECTION OF LIMITED PARTNERSHIP. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

         2.06 CERTIFICATES DESCRIBING PREFERRED PARTNERSHIP UNITS. At the request of a Class B Limited Partner, the General Partner shall issue a certificate summarizing the terms of such Class B Limited Partner's interest in the Partnership, including the number of Preferred Partnership Units owned and the Preferred Percentage Interest represented by such Preferred Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be transferable except in accordance with the terms hereof, and (iii) shall bear the following legend:

                 The Preferred Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Second Amended and Restated Agreement of Limited Partnership of Innkeepers USA Limited Partnership, as amended and restated.


                                  ARTICLE III

                          BUSINESS OF THE PARTNERSHIP

         3.01 PURPOSES. The purpose of the Partnership is to acquire, own, hold, maintain, manage, operate, improve, develop, finance, pledge, encumber, mortgage, sell, exchange, lease, dispose of and otherwise deal with Properties, together with such other activities as may be necessary, advisable or incidental in connection therewith.

         3.02    PROHIBITED ACTIONS.

                 (a) Notwithstanding any other provision in this Agreement and any provision of law that otherwise so empowers the Partnership, until such time as all obligations of the Partnership represented by one or more notes payable (the "Notes") to the Lender, which term includes its transferees, successors and assigns, secured by the Instruments and the other related loan documents, in each case in favor of Lender, shall be discharged and the liens of the Instruments and the other Loan Documents shall be released from the Properties, the Partnership shall not, without the consent of the Lender, do any of the following:

                          (i) elect any new, additional or substitute general partners;

                          (ii) take any action or suffer to exist any circumstance that would constitute an "Event of Default" under the Instruments or any of the other Loan Documents evidencing or securing the obligations secured by the Instruments;

                          (iii)   amend, alter, change or repeal any provision
of this Article III;

                          (iv) dissolve, wind up or liquidate, in whole or in part, consolidate or merge with or into any other entity, or convey, sell or transfer its properties and assets substantially as an entirety to any entity, except as expressly permitted by the Instruments and this Agreement;

                          (v)     engage in any business unrelated to the
                                  Properties;

                          (vi) own any assets other than (1) those related to, or derived from, the Properties or (2) a limited partnership interest in a Subsidiary Partnership;

                          (vii) incur any indebtedness other than the debt secured by the Instruments, unsecured trade payables and other ordinary operating expenses (including property management fees) related to the Properties and debt expressly permitted by the Instruments;

                          (viii) suffer or permit to exist an Event of Bankruptcy with respect to the Partnership;

                          (ix) own any property other than hotels that are financed by the Lender;

                          (x) own any interest in a partnership other than a Subsidiary Partnership; or

                          (xi)    amend the Partnership Agreement of a
                 Subsidiary Partnership without the Lender's written consent.

                 (b) Notwithstanding any other provision in this Agreement and any provision of law that otherwise so empowers the Partnership, the Partnership shall not do the following:

                          (i) as long as any Class B Limited Partner that is either a contributor of a Class B Hotel, a partner thereof or a Carryover Transferee (each, an "Original Holder") holds either any of the Preferred Partnership Units issued by the Partnership on any Class B Admission Date in partial consideration for the acquisition of one or more Class B Hotels, or any of the Common Partnership Units that were received by such Original Holder as a result of the conversion of such Preferred Partnership Units pursuant to Section 8.07 hereof, for a period of 5 years after the First Class B Admission Date, dispose of the real property comprising any Class B Hotel in a transaction that would result in the allocation of taxable income or gain by the Partnership to any of such Original Holders under Section 704(c) of the Code; and

                          (ii) as long as the Original Holders, in the aggregate, hold at least 40% of the aggregate value of the Preferred Partnership Units issued by the Partnership on all Class B Admission Dates in partial consideration for the acquisition of one or more Class
                 B Hotels, during the period beginning 5 years after the First Class B Admission Date and ending 10 years after the First Class B Admission Date, dispose of the real property comprising any Class B Hotel in a transaction that would result in the allocation of taxable income or gain by the Partnership to any of the Original Holders under Section 704(c) of the Code. If the Partnership disposes of such real property in violation of this Section 3.02(b)(ii), and notwithstanding such prohibition, then in such event the Partnership shall pay to the Original Holders the amount of the federal and state income tax liability (together with any interest and penalties thereon) of the Original Holders attributable to such Code Section 704(c) allocation.

         3.03 MAINTENANCE OF INDEBTEDNESS. For a period of 10 years following the First Class B Admission Date, the Partnership shall maintain indebtedness (above and beyond amounts guaranteed by William J. Hamrick and any other guarantors) (the "Required Indebtedness") in an amount equal to the lesser of: (A) $45,000,000 or (B) the aggregate negative capital account balances of the contributors of the Class B Hotels. The Required Indebtedness shall be reduced to the extent that the Original Holders redeem, in whole or in part, their Preferred Partnership Units in exchange for REIT Shares, redeem their Preferred Partnership Units in full for cash or otherwise dispose of their Preferred Partnership Units (other than by a conversion to Common Partnership Units) or die (the Preferred Partnership Units that are so redeemed, disposed of, or held by transferees of deceased holders are referred to as "Stepped-Up Basis Units"). In such a case, the Required Indebtedness shall be reduced by an amount equal to the original Required Indebtedness prior to any reduction multiplied by a fraction equal to (i) the aggregate negative capital account balances of the contributors of the Class B Hotels listed on Exhibit C to the Guaranty Agreement (the "Initial Negative Capital Accounts"), minus the aggregate negative capital account balances associated with the Stepped-Up Basis Units redeemed or transferred immediately prior to the reduction of the Required Indebtedness, divided by (ii) the Initial Negative Capital Accounts. If the Partnership fails to maintain such level of debt, then the Partnership shall pay to the Class B Limited Partners the amount of federal and state income taxes (together with interest and penalties) of the Class B Limited Partners, which are created by the reduction in debt. To the extent at the end of the ten (10) year period the Partnership has debt not otherwise guaranteed, the Partnership, to the extent permitted by the lender, will permit the Class B Limited Partners to guarantee such debt (or to enter into reimbursement agreements with the Partnership or Affiliate of the Partnership to whom such debt is recourse, if any); provided, however, that nothing contained herein shall prevent the

Partnership from incurring, retiring, repaying, or prepaying such debt at any time after such ten (10) year period.




                                   ARTICLE IV

                       CAPITAL CONTRIBUTIONS AND ACCOUNTS

         4.01 CAPITAL CONTRIBUTIONS. The General Partner has contributed to the capital of the Partnership cash in an amount set forth opposite its name on Exhibit A. The Class A Limited Partners have contributed to the capital of the Partnership cash and/or interests in one or more of the Initial Hotels. The Class B Limited Partners shall contribute to the capital of the Partnership the Class B Hotels. The Agreed Values of the Limited Partners' Capital Contributions are as set forth opposite the Limited Partners' names on Exhibit A.

         4.02 ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL PARTNERSHIP UNITS. Except as provided in this Section 4.02 or in Section 4.03, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Units in respect thereof, in the manner contemplated in this Section 4.02.

                 (a)      Issuances of Additional Partnership Units.

                          (i) General. Subject to Section 4.02(c) hereof, the General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Units issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Units, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Virginia law, including, without limitation, (i) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of

                 Partnership Units; (ii) the right of each such class or series of Partnership Units to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Units upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Units shall be issued to the General Partner unless:

                                  (1) the additional Partnership Units are
                          issued in connection with the issuance of shares of or other interests in the Company, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner by the Partnership in accordance with this Section 4.02 and (2) except as provided in Section 4.02(a)(ii) hereof, the General Partner shall make a Capital Contribution to the Partnership in an amount which (when combined with the amount of any capital contributions to Subsidiary Partnerships that would be necessary for the Company to maintain ownership interests in the Subsidiary Partnerships equal to the percentage set out in the definition of Minimum Percentage Interest) is equal to the proceeds raised in connection with the issuance of such shares of or other interests in the Company.

                                  Without limiting the foregoing, the General
                          Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

                          (ii) Upon Issuance of New Securities.  After the
                 Initial Offering, the Company agrees that it shall not issue any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.05 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, "New Securities") other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner Partnership Units or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities and (B) the General Partner makes a Capital Contribution to the Partnership in an amount which (when combined with the amount of any capital contributions to Subsidiary Partnerships that would be necessary for the Company to maintain ownership interests in the Subsidiary Partnerships equal to the percentage set out in the definition of Minimum Percentage Interest) is equal to the proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities; provided, however, that the Company may issue New Securities in connection with an acquisition of a property to be held directly by the Company or a Subsidiary of the Company, but if and only if, such direct acquisition and issuance of New Securities have been approved and determined to be in the best interest of the Company and the Partnership by a majority of the Independent Trustees. Without limiting the foregoing, the Company is expressly authorized to issue New Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Units so long as (x) the Company concludes in good faith that such issuance is in the best interest of the Company and the Partnership (for example, and not by way of limitation, the issuance of all REIT Shares and corresponding Partnership Units pursuant to an employee stock purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise), and (y) the General Partner makes a Capital Contribution to the Partnership in an amount which (when combined with the amount of any capital contributions to Subsidiary Partnerships that would be necessary for the Company to maintain ownership interests in the Subsidiary Partnerships equal to the percentage set out in the definition of Minimum Percentage Interest) is equal to the proceeds from such issuance to the Partnership. By way of example, in the event the Company issues REIT Shares for a cash purchase price and the General Partner makes a Capital Contribution to the Partnership in an amount required hereby, the General Partner shall be issued a number of additional Common Partnership Units equal to the product of (A) the number of such REIT Shares issued by the Company, multiplied by (B) a fraction, the numerator of which is one hundred percent (100%), and the denominator of which is the Conversion Factor in effect on the date of such contribution.

                 (b) Certain Deemed Contributions of Proceeds of Issuance of Shares. In connection with any and all issuances of REIT Shares, the General Partner shall make a Capital Contribution to the Partnership which (when combined with the amount of any capital contributions to Subsidiary Partnerships that would be necessary for the Company to maintain ownership interests in the Subsidiary Partnerships equal to the percentage set out in the definition of Minimum Percentage Interest) is equal to the proceeds raised in connection with such issuance as required above, provided that if the proceeds actually received by the Company are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership which (when combined with the amount of any capital contributions to Subsidiary Partnerships that would be necessary for the Company to maintain ownership interests in the Subsidiary Partnerships equal to the percentage set out in the definition of Minimum Percentage Interest) is equal to the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contribution pursuant to Section 4.02(a) hereof.

                 (c) Issuance of Superior and Pari Passu Partnership Units. The Partnership may issue at any time Partnership Units that have income, distribution, and liquidation rights subordinate to the income, distribution, and liquidation rights of the Preferred Partnership Units. However, as long as the Preferred Partnership Units remain outstanding (the "Limitation Period"), the Partnership may issue Partnership Units with income, distribution, or liquidation rights that are superior to ("Superior Partnership Units") or the same as ("Pari Passu Partnership Units") the income, distribution, or liquidation rights of the Preferred Partnership Units if, and only if, immediately after such issuance (i) the value of all of the Superior Partnership Units that would be outstanding immediately after such issuance would not exceed an amount equal to 18.7% of the aggregate value of the total outstanding partnership interests in the Partnership immediately after such issuance ("Total Equity"), and (ii) the value of all of the Pari Passu Partnership Units and the Superior Partnership Units, taken together, that would be outstanding immediately after such issuance would not exceed an amount equal to (A) 22% of the Total Equity, plus (B) the value of the Preferred Partnership Units issued to the DeBoer Affiliated Partnerships, minus (C) the value of such remaining outstanding Preferred Partnership Units. For purposes of this Section 4.02(c), Total Equity shall include (i) all Preferred Partnership Units, (ii) all Common Partnership Units held by the General Partner, the Company and the Class A Limited Partners and (iii) all Superior Partnership Units and Pari Passu Partnership Units held by (or to be issued to) the General Partner, the Company or others. For purposes of this Section 4.02(c), (A) the deemed value of any Preferred Partnership Units, Superior Partnership Units and Pari Passu Partnership Units outstanding and to be outstanding shall be the aggregate liquidation preference value of such Partnership Units, and (B) the deemed value of any Common Partnership Units shall be the number of such Partnership Units outstanding multiplied by the reported closing share price of one common share of beneficial interest of the Company on the business day prior to the issuance on Nasdaq or the exchange on which such shares are then primarily traded. The restrictions in this paragraph shall terminate when the Preferred Partnership Units are no longer outstanding. During the Limitation Period, the Partnership may not issue Superior Partnership Units in exchange for non-cash property. None of the limitations in this paragraph shall prevent the Partnership from issuing Preferred Partnership Units in connection with the acquisition of the 7 Residence Inn hotels owned by partnerships controlled by Jack P. DeBoer.

                 (d) Minimum Percentage Interest. In the event that either a redemption pursuant to Section 8.05 hereof or an additional Capital Contribution by the General Partner would result in the Limited Partners (other than the General Partner), in the aggregate, owning less than the Minimum Percentage Interest, the General Partner and the Limited Partners shall form another partnership and contribute sufficient Limited Partnership Units together with such other Limited Partners so that such partnership owns at least the Minimum Percentage Interest.

                 (e) 1994 Plan and Trustees' Plan. The Company has established the 1994 Plan and Trustees' Plan (as defined in the prospectus for the Initial Offering) and may from time to time establish other compensation or other incentive plans to provide incentives to its Trustees, executive officers and certain key employees. The following examples are illustrative of the operation of the provisions of Section 4.02(a)(ii) with respect to issuances of New Securities to such Trustees, officers and employees:

                          (i) If the Company awards REIT Shares to any such Trustee, officer or other employee (A) the General Partner shall, as soon as practicable, contribute to the Partnership (to be thereafter taken into account for the purposes of calculating any cash distributable to the Partners) an amount which (when combined with the amount of any capital contributions to Subsidiary Partnerships that would be necessary for the Company to maintain ownership interests in the Subsidiary Partnerships equal to the percentage set out in the definition of Minimum Percentage Interest) is equal to the price, if any, paid to the Company by such party for such REIT Shares, and (B) the General Partner shall be issued by the Partnership a number of additional Common Partnership Units equal to the product of
                 (1) the number of such REIT Shares issued by the Company, multiplied by (2) a fraction, the numerator of which is one hundred percent (100%), and the denominator of which is the Conversion Factor in effect on the date of such contribution;

                          (ii) If the Company awards an option or warrant relating to REIT Shares, whether or not qualifying as an incentive stock option under the Code, to any Trustee, officer or other employee, then the Partnership shall grant to the General Partner a corresponding option or warrant to acquire Partnership Units. Upon the exercise of such option or warrant, (A) the General Partner shall, as soon as practicable after such exercise, contribute to the capital of the Partnership (to be thereafter taken into account for the purposes of calculating distributable cash) an amount equal to the exercise price, if any, paid to the Company by such exercising party in connection with the exercise of the option or warrant, and (B) the General Partner shall be issued by the Partnership a number of additional Common Partnership Units equal to the product of (1) the number of REIT Shares issued by the Company in satisfaction of such exercised option or warrant, multiplied by (2) a fraction, the numerator of which is one hundred percent (100%), and the denominator of which is the Conversion Factor in effect on the date of such contribution; and

                          (iii) If the Company grants any Trustee, officer or employee share appreciation rights, performance share awards or other similar rights ("Incentive Rights"), then simultaneously, the Partnership shall grant the General Partner corresponding and economically equivalent rights. Consequently, upon the cash payment by Company to its Trustees, officers or employees pursuant to such Incentive Rights, the Partnership shall make an equal cash payment to the General Partner.

         4.03 GENERAL PARTNER LOANS. The General Partner may from time to time advance funds to the Partnership for any proper Partnership purpose as a loan ("Funding Loan"), provided that any such funds must first be obtained by the General Partner from a third party lender, or from the Company which must obtain such funds from a third party lender, and then all of such funds must be loaned by the General Partner to the Partnership on the same terms and conditions, including principal amount, interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with such loan with such third party lender. Except for Funding Loans, the General Partner and the Company shall not incur any indebtedness for borrowed funds; provided, however, that any loan proceeds received by the Company may be distributed to its shareholders or other equity holders if such loan and distribution have been approved and determined to be necessary to enable the Company to maintain its status as a REIT under Sections 856 through 860 of the Code by a majority of the Independent Trustees.

         4.04 CAPITAL ACCOUNTS. A separate capital account (a "Capital Account") shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires additional Partnership Units in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for Partnership Units, or (iii) the Partnership is liquidated within the meaning of Regulation
Section 1.704-1(b)(2)(ii)(g), the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership's property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner and taking into account Section 7701(g) of the Code) on the date of the
revaluation.   The Capital Accounts of the Partners shall be adjusted based on the hypothetical assumption that all of the outstanding Preferred Partnership Units that had not previously been converted into Common Partnership Units were converted into Common Partnership Units on the day after the Class B Admission Date (the "Conversion Assumption"); provided, however, that if the aggregate Capital Accounts of the Class B Limited Partners with the Conversion Assumption is less than the aggregate Capital Accounts of the Class B Limited Partners without the Conversion Assumption, the Capital Accounts of the Partners shall be adjusted without the Conversion Assumption.

         4.05 PERCENTAGE INTERESTS. If the number of outstanding Partnership Units increases or decreases during a taxable year,

(i) the General Partner and each Class A Limited Partner's Common Percentage Interest shall be adjusted to a percentage equal to the number of Common Partnership Units held by such Partner divided by the aggregate number of outstanding Common Partnership Units, (ii) each Class B Limited Partner's Preferred Percentage Interest shall be adjusted to a percentage equal to the number of Preferred Partnership Units held by such Partner divided by the aggregate number of outstanding Preferred Partnership Units, and (iii) each Partner's Percentage Interest shall be adjusted to a percentage equal to the number of the Partnership Units held by such Partner divided by the aggregate number of the outstanding Partnership Units. If the Partners' Percentage Interests are adjusted pursuant to this Section 4.05, gross income of the Partnership, Profits, and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership's property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole discretion, shall determine which method shall be used to allocate gross income of the Partnership, Profits, and Losses for the taxable year in which the adjustment occurs. The allocation of gross income of the Partnership, Profits, and Losses for the earlier part of the year shall be based on the Common and Preferred Percentage Interests before adjustment, and the allocation of gross income of the Partnership, Profits, and Losses for the later part shall be based on the adjusted Common and Preferred Percentage Interests.

         4.06 NO INTEREST ON CONTRIBUTIONS. No Partner shall be entitled to interest on its Capital Contribution.

         4.07 RETURN OF CAPITAL CONTRIBUTIONS. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution for so long as the Partnership continues in existence.

         4.08 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act.


                                   ARTICLE V

                           ALLOCATIONS; DISTRIBUTIONS

         5.01    ALLOCATIONS.

                 (a) Gross Income. Gross income of the Partnership for each fiscal year of the Partnership shall be allocated to the Class B Limited Partners in proportion to their Preferred Percentage Interests until the aggregate amount of gross income allocated to the Class B Limited Partners under this Section 5.01(a) for the current and all prior years equals the aggregate amount of the Class B Preferred Return paid to the Class B Limited Partners pursuant to Sections 5.02(a)(i), 5.06(a)(i), 8.07 and 8.08 for the current and all prior years.

                 (b) Profit and Loss. After the allocation of gross income pursuant to Section 5.01(a), Profit and Loss of the Partnership for each fiscal year of the Partnership shall be allocated among the Partners in accordance with their respective Common Percentage Interests.

                 (c) Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a "nonrecourse deduction" within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated among the Partners in accordance with the Partners' respective Common Percentage Interests, (ii) any expense of the Partnership that is a "partner nonrecourse deduction" within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations
Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner's

"interest in partnership profits" for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations
Section 1.752-3(a)(3) shall be such Partner's Common Percentage Interest.

                 (d) Qualified Income Offset. If a Limited Partner receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a negative balance in such Partner's Capital Account that exceeds the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such negative Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Limited Partner in accordance with this
Section 5.01(d), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(d).

                 (e) Capital Account Deficits. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner's Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(e), to the extent permitted by Regulations Section 1.704-1(b), Profit shall be allocated to such Partner in an amount necessary to offset the Loss previously allocated to such Partner under this Section 5.01(e).

                 (f) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Units, and the transferee is admitted as a substitute Partner as provided herein, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the substitute Partner either (i) as if the Partnership's fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the substitute Partner.

                 (g) Definition of Profit and Loss. "Profit" and "Loss" and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Section 5.01(a), 5.01(c), 5.01(d), or 5.01(e). All allocations of income, Profit, gain, Loss, and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by
Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall use the traditional method for allocating items of income, gain, and expense as required by Section 704(c) of the Code relating to the Class B Hotels. Otherwise, the General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code and such election shall be binding on all Partners.

         5.02    DISTRIBUTION OF CASH.

                 (a) The General Partner shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period), as follows:


                          (i) First, to the Class B Limited Partners in accordance with their respective Preferred Percentage Interests on the Partnership Record Date until the Class B Limited Partners have received an amount equal to the excess, if any, of (A) their cumulative Class B Preferred Return for the current and all prior years over (B) the sum of all prior Class B Preferred Return distributions to the Class B Limited Partners pursuant to this Section 5.02(a)(i) and Sections 8.07 and 8.08 hereof; and

                          (ii) Thereafter, to the Partners in accordance with their respective Common Percentage Interests on the Partnership Record Date;

provided, however, that if a new or existing Partner acquires additional Partnership Units in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Units for the Partnership Record Date following the issuance of such additional Partnership Units shall be reduced in the proportion that the number of days that such additional Partnership Units are held by such Partner bears to the number of days in the relevant Distribution Period; and further provided, that if a Class B Limited Partner converts all or a portion of its Preferred Partnership Units into Common Partnership Units pursuant to Section
8.07 hereof on any date other than a Partnership Record Date, on the succeeding Partnership Record Date, such Class B Limited Partner shall receive the sum of
(i) a pro rata portion of the Class B Preferred Return for such Partnership Record Date attributable to the portion of the Distribution Period prior to and including the date of the conversion and (ii) a pro rata portion of the amount such Partner is entitled to receive as a holder of Common Partnership Units, which amount is attributable to the portion of the Distribution Period following the date of the conversion.

                 (b) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a dividend with respect to a REIT Share for which all or part of such Partnership Unit has been or will be redeemed.

         5.03 REIT DISTRIBUTION REQUIREMENTS. The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to distribute to the Company amounts sufficient to enable the Company (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code and (ii) to avoid any federal income or excise tax liability imposed by the Code.

         5.04 NO RIGHT TO DISTRIBUTIONS IN KIND. Except as otherwise provided herein, no Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

         5.05 LIMITATIONS ON RETURN OF CAPITAL CONTRIBUTIONS. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution which includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership's assets.

         5.06    DISTRIBUTIONS UPON LIQUIDATION.

                 (a) Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the

Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed in the following order of priority:

                          (i) First, to the Class B Limited Partners in proportion to their respective Preferred Percentage Interests the amount of any accrued but unpaid Class B Preferred Return for the current and all prior years;

                          (ii) Second, to each Class B Limited Partner the greater of (1) the Class B Preference Value per Unit multiplied by the number of Preferred Partnership Units held by such Partner, (2) such Partner's positive Capital Account balance that is attributable to Preferred Partnership Units, or (3) the amount such Partner would have received upon the liquidation of the Partnership if such Partner had converted its Preferred Partnership Units into Common Partnership Units pursuant to Section 8.07 hereof immediately prior to the liquidation; and

                          (iii) Thereafter, to the Class A Limited Partners and
                 the General Partner with positive Capital Accounts in accordance with their respective positive Capital Account balances.

The Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.01 and 5.02 hereof resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets.

                 (b) If the amount to which a Class B Limited Partner is entitled to receive pursuant to Sections 5.06(a)(i) and (ii) equals or exceeds the fair market value of one or more of the Class B Hotels contributed to the Partnership by such Partner, such Partner shall have the option to have such Class B Hotel or Hotels distributed to such Partner. Before any distribution of Partnership assets in kind, all adjustments shall be made to the Capital Accounts of each Partner in accordance with Sections 5.01 and 5.02 hereof for the amount of Profit and Loss that would have been credited or charged if such assets had been sold at their fair market value and the Capital Account of each Partner shall be adjusted to reflect the distribution of such assets as though the adjusted basis of such assets to the Partnership were equal to the fair market value of such assets. The fair market value of a Class B Hotel shall be as mutually agreed upon by the General Partner and the Class B Limited Partner to whom the Class B Hotel is to be distributed. If the General Partner and such Class B Limited Partner are unable to agree upon the fair market value of the Class B Hotel after a 20-day negotiation period, either party may have the fair market value of the Class B Hotel determined by appraisal by appointing an appraiser having the qualifications set forth below to determine the same and by notifying the other party of such appointment within 20 days after the expiration of such 20-day negotiation period. If the other party shall fail to notify the first party, within 20 days after its receipt of notice of the appointment by the first party, of the appointment by the other party of an appraiser having the qualifications set forth below, the appraiser appointed by the first party shall alone make the determination of such fair market value. Appraisers appointed by the parties shall be members of the Appraisal Institute (MAI), and shall have at least 10 years' experience in the valuation of properties similar to the Class B Hotel in the greater metropolitan area in which the Class B Hotel is located. If each party shall appoint an appraiser having the aforesaid qualifications, and if such two appraisers cannot, within 30 days after the appointment of the second appraiser, agree upon the determination hereinabove required, then they shall select a third appraiser, which third appraiser shall have the aforesaid qualifications, and if they fail so to do within 40 days after the appointment of the second appraiser they shall notify both parties, and either party shall thereafter have the right, on notice to the other, to apply for the appointment of the third appraiser to the chapter of the American Arbitration Association or its successor organization located in the greater metropolitan area of the Property, or, if no such chapter is located in such metropolitan area, in the greater metropolitan area closest to the Class B Hotel in which such a chapter is located. Each appraiser shall render its decision as to the fair market value of the Class B Hotel within 30 days after the appointment of the third appraiser, and shall furnish a copy thereof to the General Partner and the Class B Limited Partner. The fair market value of the Class B Hotel shall then be calculated as the average of:
(i) the fair market value determined by the third appraiser, and (ii) whichever of the fair market values determined by the first two appraisers is closer to the fair market value determined by the third appraiser; provided, that, if the fair market value determined by the third appraiser is higher or lower than both fair market values determined by the first two appraisers, such fair market value determined by the third appraiser shall be disregarded and the fair market value of the Class B Hotel shall then be calculated as the average of the fair market values determined by the first two appraisers. The fair market value of the Class B Hotel as so determined shall be binding and conclusive upon the Partnership and the Class B Limited Partner. Each party shall bear the cost of its own appraiser and the costs of appointing, and the expenses of, the third appraiser shall be shared equally by the Partnership and the Class B Limited Partner.

                 (c) Any distributions pursuant to this Section 5.06 shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations of the Partnership.

                 (d) If the General Partner has a negative balance in its Capital Account following a liquidation of the Partnership, as determined after taking into account all Capital Account adjustments in accordance with Sections
5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets, the General Partner shall contribute to the Partnership an amount of cash equal to the negative balance in its Capital Account and such cash shall be paid or distributed by the Partnership to creditors, if any, and then to the Limited Partners in accordance with Section 5.06(a). Such contribution by the General Partner shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

         5.07 SUBSTANTIAL ECONOMIC EFFECT. It is the intent of the Partners that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.


                                   ARTICLE VI

                            RIGHTS, OBLIGATIONS AND
                         POWERS OF THE GENERAL PARTNER

         6.01    MANAGEMENT OF THE PARTNERSHIP.

                 (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

                            (i) to acquire, purchase, own, lease and dispose of any real property and any other property or assets that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

                           (ii)   to construct buildings and make other
                 improvements on the properties owned or leased by the Partnership;

                          (iii) to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

                           (iv) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the General Partner or the Partnership, to third parties or to the General Partner as set forth in this Agreement;

                            (v) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

                           (vi)   to prosecute, defend, arbitrate, or
                 compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; provided, however, that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership;

                          (vii) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

                         (viii) to make or revoke any election permitted or required of the Partnership by any taxing authority;

                           (ix) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

                            (x) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

                           (xi)   to retain legal counsel, accountants,
                 consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

                          (xii) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

                         (xiii) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

                          (xiv) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

                           (xv) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

                          (xvi) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

                         (xvii) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose; and

                        (xviii)  to take such other action, execute,
                 acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the

                 General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

                 (b) In no event shall the General Partner incur or allow to exist indebtedness in excess of the amount permitted pursuant to the debt limitation contained in the Declaration of Trust.

         6.02 PLEDGE OF GENERAL PARTNERSHIP UNITS TO LENDER. The General Partner shall be permitted to pledge its General Partnership Units to the Lender under the Instruments and in the event that Lender or any other party should take possession of such General Partnership Units under the terms of the related Instruments, it shall be admitted as a Substitute General Partner upon compliance with the conditions of Section 7.02.

         6.03 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

         6.04    INDEMNIFICATION AND EXCULPATION OF INDEMNITEES.

                 (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.04(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.04(a). Any indemnification pursuant to this Section 6.04 shall be made only out of the assets of the Partnership.

                 (b) The Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.04 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                 (c) The indemnification provided by this Section 6.04 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

                 (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                 (e) For purposes of this Section 6.04, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.04; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

                 (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                 (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.04 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                 (h) The provisions of this Section 6.04 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         6.05    LIABILITY OF THE GENERAL PARTNER.

                 (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

                 (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

                 (c) Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

                 (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT or (ii) to prevent the Company from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

                 (e)  Any amendment, modification or repeal of this Section
6.05 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.05 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

         6.06 EXPENDITURES BY THE PARTNERSHIP. The General Partner and the Company are hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. All of the aforesaid expenditures (including Administrative Expenses) shall be made on behalf of the Partnership, and the General Partner or the Company shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses.

         6.07    OUTSIDE ACTIVITIES REDEMPTION/TENDER OFFER OF REIT SHARES.

                 (a) Subject to Section 6.09 hereof, the Declaration of Trust and any agreements entered into by the General Partner or its Affiliates, including the Company, with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner and the Company shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner and the Company shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

                 (b) In the event the Company redeems any REIT Shares, then the General Partner shall cause the Partnership to purchase from it a number of Common Partnership Units as determined based on the application of the Conversion Factor on the same terms that the Company redeemed such REIT Shares. Moreover, if the Company makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Common Partnership Units held by the General Partner. In the event any REIT Shares are redeemed by the Company pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner's Common Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

         6.08    EMPLOYMENT OR RETENTION OF AFFILIATES.

                 (a) Any Affiliate of the General Partner or the Company may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

                 (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

                 (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

                 (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

         6.09 GENERAL PARTNER PARTICIPATION. The Company and the General Partner agree that all business activities of the Company and its Subsidiaries, including the General Partner, including activities pertaining to the acquisition, development and/or ownership of hotels or other property, shall be conducted through the Partnership; provided, however, that the Company or a Subsidiary other than the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of New Securities, which direct acquisition and issuance have been approved and determined to be in the best interest of the Company and the Partnership by a majority of the Independent Trustees. The General Partner also agrees that all borrowings shall constitute Funding Loans, subject to the exceptions set forth in Section 4.03 hereof.


                                  ARTICLE VII

                           CHANGES IN GENERAL PARTNER

         7.01    TRANSFER OF GENERAL PARTNERSHIP UNITS.

                 (a) Other than to a wholly-owned Subsidiary of the Company, the General Partner may not transfer any of its General Partnership Units or withdraw as a General Partner except as provided in Section 6.01(b) or Section 7.01(c) or in connection with a transaction described in Section 7.01(d).

                 (b) The Company agrees that, either directly or through the General Partner (or another "qualified REIT subsidiary," as defined in Section 856(i) of the Code), agrees that it will at all times own at least a 20% Percentage Interest.

                 (c) The General Partner shall not engage in any merger, consolidation or other combination with or into another Person, other than the Company, or sale of all or substantially all of its assets. Except as otherwise provided in Section 6.07(b) or Section 7.01(d) hereof, the Company shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of REIT Shares) (a "Transaction"), unless (i) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership as a result of which all Limited Partners will receive for each Limited Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer ("Offer") shall have been made to and accepted by the holders of more than 50 percent of the outstanding REIT Shares, each holder of Limited Partnership

Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right or Class B Conversion Right immediately prior to the expiration of the Offer; and (ii) no more than 75 percent of the equity securities of the acquiring Person in such Transaction shall be owned, after consummation of such Transaction, by the Company, the General Partner or Persons who were Affiliates of the Partnership, the Company or the General Partner immediately prior to the date on which the Transaction is consummated.

                 (d) Notwithstanding Section 7.01(c), the Company may merge into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "Survivor"), other than Common Partnership Units held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Common Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume, or acknowledge and ratify, all obligations of the General Partner hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.01(d). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount and Conversion Factor for a Limited Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares and/or options, warrants or other rights relating thereto, and to which a holder of Limited Partnership Units could have acquired had such Partnership Units been redeemed immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The above provisions of this
Section 7.01(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

         7.02 ADMISSION OF A SUBSTITUTE OR SUCCESSOR GENERAL PARTNER. A Person shall be admitted as a substitute or successor General Partner of the Partnership only if the following terms and conditions are satisfied:

                 (a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

                 (b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement and shall agree that any claim for indemnification by such Person's shareholders, directors, trustees, officers or partners shall be subordinated to the Partnership's obligation to the Lender; and

                 (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner's limited liability.

         7.03 EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER.

                 (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner or the withdrawal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof.

                 (b) Following the occurrence of an Event of Bankruptcy as to a General Partner or the withdrawal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 30 days after such occurrence, may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner that is acceptable to the Lender by unanimous consent of the Limited Partners. If the Limited Partners elect to reconstitute the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.


                                  ARTICLE VIII

                             RIGHTS AND OBLIGATIONS
                            OF THE LIMITED PARTNERS

         8.01 MANAGEMENT OF THE PARTNERSHIP. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

         8.02 POWER OF ATTORNEY. Each Limited Partner hereby irrevocably appoints the General Partner his true and lawful attorney-in-fact, who may act for each Limited Partner and in his name, place and stead, and for his use and benefit, to sign, acknowledge, swear to, deliver, file and record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of his Partnership Units.

         8.03 LIMITATION ON LIABILITY OF LIMITED PARTNERS. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of his Capital Contribution, if any, as and when due hereunder. After his Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

         8.04 OWNERSHIP BY LIMITED PARTNER OF CORPORATE GENERAL PARTNER OR AFFILIATE. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, including the

Company, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this
Section 8.04.

         8.05    REDEMPTION RIGHT.

                 (a) Subject to Section 8.05(c), on or after the date that is one (1) year after the closing of the Initial Offering, each Class A Limited Partner (other than the General Partner and any Class B Limited Partner who becomes a Class A Limited Partner upon conversion of some or all of its Preferred Partnership Units) shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Redemption Amount. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Class A Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"); provided, however, that no Class A Limited Partner may deliver to the General Partner more than two (2) Notices of Redemption during each calendar year. A Class A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Common Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Common Partnership Units, all of the Common Partnership Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Common Partnership Units so redeemed, to receive any distribution paid with respect to Common Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

                 (b) Notwithstanding the provisions of Section 8.05(a), the General Partner may, in its sole and absolute discretion, assume directly and satisfy a Redemption Right by paying to the Redeeming Partner the Redemption Amount on the Specified Redemption Date, whereupon the General Partner shall acquire the Common Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Common Partnership Units. In the event the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner as a sale of such Partner's Common Partnership Units to the

General Partner for federal income tax purposes. Each Redeeming Partner agrees to execute such documents as the Company may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

                 (c) The Partnership or the General Partner, as the case may be, shall pay the Cash Amount to a Redeeming Partner as the Redemption Amount for such Partner if (i) the acquisition of REIT Shares by such Partner on the Specified Redemption Date would (A) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the "Ownership Limit," as defined in the Declaration of Trust and calculated in accordance therewith, except as provided in the Declaration of Trust, (B) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), except as provided in the Declaration of Trust, (C) result in the Company being "closely held" within the meaning of Section 856(h) of the Code,
(D) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (E) cause the acquisition of REIT Shares by such Partner to be "integrated" with any other distribution of REIT Shares for purposes of complying with the registration provisions of the Securities Act or (ii) the Partnership or the General Partner, as the case may be, so elects in its sole discretion. Any Cash Amount to be paid to a Redeeming Partner pursuant to this Section 8.05 shall be paid within sixty (60) days after the initial date of receipt by the General Partner of the Notice of Redemption relating to the Common Partnership Units to be redeemed; provided, however, that such sixty (60) day period may be extended for up to an additional one hundred eighty (180) days to the extent required for the Company to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner and the Partnership agree to use their best efforts to cause the closing of the acquisition of redeemed Common Partnership Units hereunder to occur as quickly as reasonably possible.

                 (d) Each certificate, if any, evidencing REIT Shares that may be issued in redemption of Common Partnership Units under this Section 8.05 shall bear a restrictive legend in substantially the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law. No transfer of the Shares represented by this certificate shall be valid or effective unless (A) such transfer is made pursuant to an effective registration statement under the Act or
         (B) the holder of the securities
         proposed to be transferred shall have delivered to the company either a no-action letter from the Securities and Exchange Commission or an opinion of counsel (who may be an employee of such holder) experienced in securities matters to the effect that such proposed transfer is exempt from the registration requirements of the Act which opinion shall be reasonably satisfactory to the company."

                 (e) The redemption rights of each Class B Limited Partner and each Class B Limited Partner who becomes a Class A Limited Partner upon conversion of some or all of its Preferred Partnership Units are set forth in the separate Redemption and Registration Rights Agreement of even date herewith that is incorporated by reference into this Agreement.

         8.06    REGISTRATION.

                 (a) Shelf Registration. At the request of a Class A Limited Partner, the Company agrees to file with the Commission, no earlier than September 30, 1995, a shelf registration statement under Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission (the "Shelf Registration"), with respect to all of the REIT Shares that may be issued in redemption of Common Partnership Units under Section 8.05 above (the "Redemption Shares"). The Company will use its best efforts to have the Shelf Registration declared effective under the Securities Act no later than October 15, 1995 (the "Target Effective Date") to permit the disposition of the Redemption Shares by the holders thereof in accordance with the method or methods of disposition specified by the holders, and to keep the Shelf Registration continuously effective until the earlier of (i) October 15, 1997 (the "Shelf Registration Period"), (ii) the date when all of the Redemption Shares are sold thereunder, or (iii) the date on which all of the holders of Redemption Shares, pursuant to Rule 144 under the Securities Act, may sell the Redemption Shares without registration under the Securities Act. The Company further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for the Shelf Registration. Notwithstanding the foregoing, if for any reason the effectiveness of the Shelf Registration is delayed or suspended or it ceases to be available for sales of Redemption Shares thereunder, the Shelf Registration Period shall be extended by the aggregate number of days of such delay, suspension or unavailability. No provision of this Agreement shall require the Company to file a registration statement on any form other than Form S-3.

                 (b) Registration and Qualification Procedures. The Company is required by the provisions of Section 8.06(a) hereof to use its best efforts to have the Shelf Registration declared effective under the Securities Act by October 15, 1995. Accordingly, the Company will:

                          (i) prepare and file with the Commission a registration statement, including amendments thereof and supplements relating thereto, with respect to the Redemption Shares;

                          (ii)    use its best efforts to cause the
                 registration statement to be declared effective by the Commission;

                          (iii) keep the registration statement effective and the related prospectus current throughout the Shelf Registration Period; provided, however, that the Company shall have no obligation to file any amendment or supplement at its own expense or the Partnership's expense more than ninety (90) days after the effective date of the registration statement;

                          (iv) furnish to each holder of Redemption Shares such numbers of copies of prospectuses, and supplements or amendments thereto, and such other documents as such holder reasonably requests;

                          (v) register or qualify the securities covered by the registration statement under the securities or blue sky laws of such jurisdictions within the United States as any holder of Redemption Shares shall reasonably request, and do such other reasonable acts and things as may be required of it to enable such holders to consummate the sale or other disposition in such jurisdictions of the Redemption Shares; provided, however, that the Company shall not be required to
                 (i) qualify as a foreign corporation or consent to a general and unlimited service or process in any jurisdictions in which it would not otherwise be required to be qualified or so consent or (ii) qualify as a dealer in securities; and

                          (vi) keep the holders of Redemption Shares advised as to the initiation and progress of the registration.

                 (c) Allocation of Expenses. The Partnership shall pay all expenses in connection with the Shelf Registration, including without limitation (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, except to the extent holders of

Redemption Shares elect to engage accountants or attorneys in addition to the accountants and attorneys engaged by the Partnership or the Company, (v) accounting expenses incident to or required by any such registration or qualification and (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, the Partnership shall not be liable for (A) any discounts or commissions to any broker attributable to the sale of Redemption Shares, or (B) any fees or expenses incurred by holders of Redemption Shares in connection with such registration which, according to the written instructions of any regulatory authority, the Partnership is not permitted to pay.

                 (d)  Indemnification.

                          (i) In connection with the Shelf Registration, the Company, the General Partner and the Partnership agree to indemnify holders of Redemption Shares within the meaning of
                 Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in the Shelf Registration, preliminary prospectus or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement, alleged untrue statement, omission, or alleged omission based upon information furnished to the Company expressly for use therein. The Company, the General Partner and each officer, Trustee, director and controlling person of the Company and the General Partner shall be indemnified by each holder of Redemption Shares covered by the Shelf Registration for all such losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any such untrue, or alleged untrue, statement or any such omission, or alleged omission, based upon information furnished to the Company expressly for use therein in a writing signed by the holder.

                          (ii) Promptly upon receipt by a party indemnified under this Section 8.06(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8.06(d), such indemnified party shall notify the Company in writing of the commencement of such action, but the failure to so notify the Company shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section 8.06(d) unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the Company as above provided, the Company shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
                 (i) the Company, the General Partner or the Partnership agrees to pay the same, (ii) the Company or the General Partner fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the Company and/or the General Partner by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the General Partner shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent.

                 (e)  Contribution.

                          (i) If for any reason the indemnification provisions contemplated by Section 8.06(d) are either unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the party that would otherwise be required to provide indemnification or the indemnifying party (in either case, for purposes of this Section 8.06(e), the "Indemnifying Party") in respect of such losses, claims, damages or liabilities, shall contribute to the amount paid or payable by the party that would otherwise be entitled to indemnification or the indemnified party (in either case, for purposes of this Section 8.06(e), the "Indemnified Party") as a result of such losses, claims, damages, liabilities or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party. In no event shall any holder of Redemption Shares covered by the Shelf Registration be required to contribute an amount greater than the dollar amount of the proceeds received by such holder from the sale of Redemption Shares pursuant to the registration giving rise to the liability.

                          (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.06(e) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person or entity determined to have committed a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                          (iii) The contribution provided for in this Section 8.06(e) shall survive the termination of this Agreement and shall remain in full force and effect regardless of any investigation mae by or on behalf of any Indemnified Party.

                 (f) Listing on Securities Exchange. If the Company shall list or maintain the listing of any shares of Common Stock on any securities exchange or national market system, it will at its expense and as necessary to permit the registration and sale of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

                 (g) POST-CONVERSION REGISTRATION RIGHTS. The registration rights of each Class B Limited Partner and each Class B Limited Partner who becomes a Class A Limited Partner upon conversion of some or all of its Preferred Partnership Units into Common Partnership Units pursuant to Section
8.07 hereof are set forth in the separate Redemption and Registration Rights Agreement of even date herewith that is incorporated by reference into this Agreement.

         8.07 CLASS B CONVERSION RIGHT. Each Class B Limited Partner shall have the right (the "Class B Conversion Right") to require the Partnership to convert all or a portion of the Preferred Partnership Units held by such Partner into Common Partnership Units on a one-for-one basis at any time. If on such date any portion of the Class B Preferred Return is accrued but unpaid, the Partnership shall pay such amount to the Class B Limited Partners in the form of cash, a demand promissory note having an initial principal balance equal to such amount and bearing an annual interest rate of 10.5%, or Common Partnership Units having a value equal to such amount, at the election of each Class B Limited Partner. For purposes of the preceding sentence, the value of a Common Partnership Unit shall equal the "Market Price" of a REIT Share (calculated in accordance with the second and third sentences of the definition of "Cash Amount") on the date of the conversion. If a Class B Limited Partner converts some, but not all, of his Preferred Partnership Units into Common Partnership Units, such Partner shall be considered both a Class A Limited Partner and a Class B Limited Partner. Upon the conversion of all Preferred Partnership Units held by a Class B Limited Partner, such Partner shall not longer be a Class B Limited Partner and shall be classified solely as a Class A Limited Partner.

         8.08 AUTOMATIC CONVERSION OF PREFERRED PARTNERSHIP UNITS. On the tenth anniversary of the First Class B Admission Date, the Preferred Partnership Units will be converted automatically into Common Partnership Units on a one- for-one basis. If on such date any portion of the Class B Preferred Return is accrued but unpaid, the Partnership shall pay such amount to the Class B Limited Partners in the form of cash, a demand promissory note having an initial principal balance equal to such amount and bearing an annual interest rate of 10.5%, or Common Partnership Units having a value equal to such amount, at the election of each Class B Limited Partner. For purposes of the preceding sentence, the value of a Common Partnership Unit shall equal the "Market Price" of a REIT Share (calculated in accordance with the second and third sentences of the definition of "Cash Amount") on the date of the conversion. Upon the automatic conversion of the Preferred Partnership Units into Common Partnership Units, the Class B Limited Partners shall become Class A Limited Partners.


                                   ARTICLE IX

                     TRANSFERS OF LIMITED PARTNERSHIP UNITS

         9.01    PURCHASE FOR INVESTMENT.

                 (a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Units is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Units.

                 (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Units or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) above and similarly agree not to sell, assign or transfer such Partnership Units or fraction thereof to any Person who does not similarly represent, warrant and agree.

         9.02    RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP UNITS.

                 (a) Except as otherwise provided in Section 9.02(d) hereof, no Limited Partner (other than the General Partner) may offer, sell, assign, hypothecate, pledge or otherwise transfer his Limited Partnership Units, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") without the written consent of the General Partner, which consent may be withheld in the sole discretion of the General Partner. Except as provided in Section 7.01(c) or in connection with a transaction described in Section 7.01(d), the General Partner may not Transfer its

Limited Partnership Units without the written consent of a majority-in-interest of the Limited Partners (other than the General Partner), which consent may be withheld in the sole discretion of such Limited Partners. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

                 (b) Except with respect to a Transfer described in Section 9.02(d)(iv), no Limited Partner may effect a Transfer of his Limited Partnership Units, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Units under the Securities Act or would otherwise violate any applicable federal or state securities or "Blue Sky" law (including investment suitability standards).

                 (c) No transfer by a Limited Partner of his Limited Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the
Code) or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code or, in the opinion of legal counsel to the Partnership, such transfer otherwise would result in the Partnership being treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code and the Regulations thereunder (including any Regulations that have a prospective effective date).

                 (d) Section 9.02(a) shall not apply to the following transactions, except that the General Partner may require that the transferor assume all costs incurred by the Partnership in connection therewith:

                            (i) any Transfer by a Class A Limited Partner pursuant to the exercise of its Redemption Right under Section
                 8.05 hereof;

                           (ii) any Transfer by a Class B Limited Partner pursuant to the exercise of its Class B Redemption Right, the exercise of its Class B Conversion Right under Section 8.07 hereof, or the automatic conversion of the Class B Limited Partners' Preferred Partnership Units pursuant to Section 8.08 hereof;

                          (iii) any Transfer by a Limited Partner that is a corporation or other business entity to any of its Affiliates or subsidiaries or to any successor in interest of such Limited Partner;

                           (iv) in connection with the liquidation of a Class B Limited Partner that is a partnership, any distribution of Preferred Partnership Units by such Class B Limited Partner to its partners who meet the "Accredited Investor" qualifications set forth in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended, and who provide the General Partner with a completed questionnaire establishing such status as an "Accredited Investor;"

                            (v)   any donative Transfer by an individual
                 Limited Partner to his immediate family members or any trust in which the individual or his immediate family members own, collectively, 100% of the beneficial interests. For purposes of this Section 9.02(c)(iii), the term "immediate family member" shall be deemed to include only an individual Limited Partner's spouse, children and grandchildren;

                           (vi) any Transfer by a Class B Limited Partner that is a partnership in connection with a merger of such Class B Limited Partner into another Class B Limited Partner that is a partnership;

                          (vii) any Transfer by a Class B Limited Partner to Marriott International, Inc. of up to an aggregate amount of 175,000 Preferred Partnership Units;

                         (viii) any Transfer by a Class B Limited Partner to an (i) organization that is described in Section 501(c)(3) of the Code and exempt from federal income tax under Section 501(a) of the Code, (ii) a private foundation as defined in
                 Section 509 of the Code or a charitable trust as defined in
                 Section 4947(a)(1) or (a)(2) of the Code, each of which has at least $5,000,000 in total assets; and

                           (ix) to the extent permitted under the applicable Contribution Agreement between a Class B Limited Partner and the Partnership, any pledge by such Class B Limited Partner of Preferred Partnership Units to a creditor of such Class B Limited Partner and any Transfer pursuant to such creditor's foreclosure on the Preferred Partnership Units pledged to such creditor.

                 (e) Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

         9.03    ADMISSION OF SUBSTITUTE LIMITED PARTNER.

                 (a) Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Units of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Units) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

                            (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

                           (ii)   To the extent required, an amended
                 Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

                          (iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the agreement set forth in Section 9.01(b) hereof.

                           (iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.

                            (v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in
                 Section 8.02 hereof.

                           (vi) The assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and filing and publication costs in connection with his substitution as a Limited Partner.

                          (vii) In the case of an assignee of the Limited Partnership Units of a Limited Partner (other than the General Partner), the assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of General Partner's sole and absolute discretion.

                         (viii) In the case of an assignee of the Limited Partnership Units of the General Partner except in the case of a transaction described in Section 7.01(c) or (d) (in which case no consent is necessary), the assignee has obtained the prior written consent of a majority-in-interest of the Limited Partners (other than the General Partner) to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of such Limited Partners' sole and absolute discretion.

                 (b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in
Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

                 (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

         9.04    RIGHTS OF ASSIGNEES OF PARTNERSHIP UNITS.

                 (a) Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of his Partnership Units until the Partnership has received notice thereof.

                 (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Units, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Units, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Limited Partnership Units.

         9.05 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the

Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Units and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

         9.06 JOINT OWNERSHIP OF UNITS. Partnership Units may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Units shall be required to constitute the action of the owners of such Partnership Units; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of Partnership Units held in a joint tenancy with a right of survivorship, the Partnership Units shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of jointly-held Partnership Units until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Units to be divided into two equal portions of units, which shall thereafter be owned separately by each of the former owners.


                                   ARTICLE X

                   BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

         10.01 BOOKS AND RECORDS. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of the Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

         10.02   CUSTODY OF PARTNERSHIP FUNDS; BANK ACCOUNTS.

                 (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

                 (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

         10.03 FISCAL AND TAXABLE YEAR. The fiscal and taxable year of the Partnership shall be the calendar year.

         10.04 ANNUAL TAX INFORMATION AND REPORT. Within 75 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's tax returns as shall be required by law.

         10.05   TAX MATTERS PARTNER; TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS.

                 (a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out- of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited

Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition.

                 (b) Except as otherwise provided herein, all elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in its sole discretion.

                 (c) In the event of a transfer of all or any part of the Partnership Units of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

         10.06   REPORTS TO LIMITED PARTNERS.

                 (a) The books of the Partnership shall be audited annually as of the end of each fiscal year of the Partnership by accountants selected by the General Partner, who shall be the same accountants responsible for the examination of the Company's books. The General Partner shall determine and prepare an annual balance sheet, a statement of partners' capital as of the end of such year, as well as statements of cash flow and income, all in accordance with generally accepted accounting principles and accompanied by an independent auditor's report (collectively, the "Financial Statements"), together with all supplementary schedules and information prepared by the accountants related thereto. As a note to such Financial Statements, the General Partner shall prepare a schedule of all loans to the Partnership. Such schedule shall demonstrate that loans have been made, used, carried on the books of the Partnership (and repaid, if applicable) in accordance with the provisions of this Agreement. Within 90 days after the end of each fiscal year, the General Partner shall transmit the Financial Statements to the Limited Partners. The General Partner also shall prepare quarterly unreviewed Financial Statements and shall transmit such statements to the Limited Partners within 45 days of the end of each fiscal quarter of the Partnership.

                 (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

                                   ARTICLE XI

                             AMENDMENT OF AGREEMENT

         The General Partner may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of the following Partners:

                 (a) any amendment affecting the operation of the Redemption Right requires the consent of Limited Partners (other than the General Partner) holding more than 66 2/3% of the Percentage Interests of the Limited Partners (other than that held by the General Partner);

                 (b) any amendment affecting the operation of the Class B Conversion Right, the Class B Preferred Return, or the Class B Preference Value per Unit requires the consent of the Class B Limited Partners holding more than 66 2/3% of the Preferred Percentage Interests; and

                 (c) any amendment that would (i) affect the operation of the Conversion Factor, (ii) adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, (iii) alter the Partnership's allocations of Profit and Loss, or (iv) impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership, requires the affirmative vote of 66 2/3% of the Percentage Interests held by each class of Limited Partner (other than the General Partner) adversely affected by such amendment.


                                  ARTICLE XII

                               GENERAL PROVISIONS

         12.01 NOTICES. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

         12.02 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

         12.03 ADDITIONAL DOCUMENTS. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

         12.04 SEVERABILITY. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

         12.05 ENTIRE AGREEMENT. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         12.06 PRONOUNS AND PLURALS. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

         12.07 HEADINGS. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

         12.08 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

         12.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         12.10 COMPANY IS NOT A PARTNER. The Company is not a Partner of the Partnership. The Company is a party to this Agreement solely to make certain agreements with the parties hereto and to facilitate certain transactions provided for herein. The Company has not, and shall not be deemed to have, committed to take or refrain from taking any action or agreed with the parties hereto with respect to any matter other than as specifically set forth herein. The Company shall not be liable for any obligations of the Partnership or any monetary damages for losses sustained or liabilities incurred by the Partnership or the Partners.

         IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Second Amended and Restated Agreement of Limited Partnership, all as of the ____ day of ___________ 1996.


                                GENERAL PARTNER:

                                INNKEEPERS FINANCIAL CORPORATION, a
                                Virginia corporation

                                By:
                                    -----------------------------------------
                                Name:
                                      ---------------------------------------
                                Its:
                                     ----------------------------------------


                                CLASS A LIMITED PARTNERS:




                               ----------------------------------------------
                                            Jeffrey H. Fisher



                               ----------------------------------------------
                                              Frederic Shaw




                               *
                                 --------------------------------------------
                                      Viola Holtz


                               *
                                 --------------------------------------------
                                      Marvin L. Lader


                               *
                                 --------------------------------------------
                                      Diane Savage


                               *
                                 --------------------------------------------
                                      Martin A. List


                               *
                                 --------------------------------------------
                                      Larry Ochstein


                               *
                                 --------------------------------------------

                                      Julian C. Shoor Trust


                               *
                                 ----------------------------------------------
                                      Robert E. List, Trustee for
                                         Karen A. List


                               *
                                 ----------------------------------------------
                                      V. H. Nusbaum, Jr.


                               *
                                 ----------------------------------------------
                                      Jerome H. Tishman


                               *
                                 ----------------------------------------------
                                      Arnold L. & Marilyn Lampert


                               *
                                 ----------------------------------------------
                                      Tina & Emmanuel Newmark


                               *
                                 ----------------------------------------------
                                      Stanley C. & Janet F. Imerman


                               *
                                 ----------------------------------------------
                                      Barnat Holdings Limited Partnership


                               *
                                 ----------------------------------------------
                                      Melan Holdings Limited Partnership


                               *
                                 ----------------------------------------------
--                                    Robert E. List Co. Profit Sharing Plan
Plan

                               *
--                               ----------------------------------------------
                                      Jerome Fisher

                               *
                                 -----------------------------------------
-                                     David R. Jacobson

                               *
                                 ------------------------------------------
--                                    Max Tochner, Trustee
                                      for Karen A. List Trust


*By:
    ----------------------------------------
                               Jeffrey H. Fisher,
                                Attorney in Fact



                               CLASS B LIMITED PARTNERS:

                               DENVER DOWNTOWN RESIDENCE ASSOCIATES,
                               L.P., a Kansas limited partnership

                               By:
                                  -----------------------------------------
                               Name:  Jack P. DeBoer
                               Its:  General Partner


                               EAST LANSING RESIDENCE ASSOCIATES,
                               a Kansas general partnership

                               By:
                                  -----------------------------------------
                               Name:  Jack P. DeBoer
                               Its:  General Partner


                               KENTWOOD RESIDENCE ASSOCIATES,
                               a Kansas general partnership

                               By:
                                  -----------------------------------------
                               Name:  Jack P. DeBoer
                               Its:  General Partner


                               OAKMEAD RESIDENCE ASSOCIATES,
                               L.P., a Kansas limited partnership

                               By:
                                  -----------------------------------------
                               Name:  Jack P. DeBoer
                               Its:  General Partner

                               SAN MATEO RESIDENCE ASSOCIATES,
                               L.P., a Kansas limited partnership

                               By:
                                   -----------------------------------------
                               Its:  Co-Partner


                               By:  RHLP, a Washington limited
                                        partnership, its Co-Partner

                               By:
                                   -----------------------------------------
                               Name:
                                     ---------------------------------------
                               Its:  General Partner


                               SUNNYVALE RESIDENCE ASSOCIATES,
                               L.P., a Kansas limited partnership

                               By:
                                   -----------------------------------------
                               Name:  Jack P. DeBoer
                               Its:  General Partner


                               WICHITA EAST RESIDENCE ASSOCIATES,
                               L.P., a Kansas limited partnership

                               By:
                                  -----------------------------------------
                               Name:  Jack P. DeBoer
                               Its:  General Partner

EXHIBIT A




===========================================================================================================
                              Agreed
   Partne       Cash         Value of        Common        Common        Preferre     Prefer       Class B
   r  and      Contri-       Capital        Partners          %              d        red %       Preferen
   Addres      bution        Contribut        hip          Interes       Partners     Intere      ce Value
     s                         ion           Units            t            hip_         st
                                                                           Unit
-----------------------------------------------------------------------------------------------------------
  Genera
  l
  Partne
  r:
-----------------------------------------------------------------------------------------------------------
  Class
  A
  Limite
  d
  Partne
  rs:
-----------------------------------------------------------------------------------------------------------
  Class
  B
  Limite
  d
  Partne
  rs:
===========================================================================================================

                                   EXHIBIT B
                     NOTICE OF EXERCISE OF REDEMPTION RIGHT

                 The undersigned hereby irrevocably (i) presents for redemption ________ units of limited partnership interest ("Units") in Innkeepers USA Limited Partnership (the "Partnership") in accordance with the terms of the Agreement of Limited Partnership ("Agreement") of the Partnership and the "Redemption Right" referred to in Section 8.05 thereof, (ii) surrenders such Units and all right, title and interest therein, (iii) surrenders herewith any certificate or other writing evidencing the Units (and requests that any Units so evidenced that are not redeemed be evidenced by the issuance of a new certificate or writing) and (iv) directs that the "Cash Amount" or "REIT Shares Amount" (as determined by the General Partner), as defined in the Agreement, deliverable upon exercise of the Redemption Rights be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:________ __, _____

 Name of Limited Partner:


                              ------------------------------
                              (Signature of Limited Partner)


                              ------------------------------
                              (Mailing Address)

                              ------------------------------
                              (City)    (State)   (Zip Code)

                              Signature Guaranteed by:


                              ------------------------------

If REIT Shares are to be issued, issue to:


------------------------------

------------------------------

------------------------------

Please insert social security or identifying number:

------------------------------